AMENDMENT TO
                        SUB-CUSTODIAN SERVICES AGREEMENT

                  THIS AMENDMENT, dated as of December 3, 2008, is made to the Sub-Custodian Services Agreement dated November 1, 1999, as amended, among Wilmington Trust Company (the "Custodian"), WT Mutual Fund (the "Fund") and PFPC Trust Company ("PFPC Trust") (the "Agreement").

                  WHEREAS, the parties hereto desire to amend certain terms and conditions set forth in the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree to amend the Agreement as follows:

1. The first sentence of Section 15 of the Agreement shall be deleted and the following sentence shall be inserted in its place:

                  "This Agreement shall be effective on the date first written above and shall continue until September 30, 2009 (the "Initial Term")."

2. This Amendment contains the entire understanding of the parties with respect to the matters contained herein and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PFPC TRUST COMPANY                                 WT MUTUAL FUND

By:      /s/ Edward Smith                           By:      /s/ John J. Kelley
   ---------------------------                              --------------------

Name:    Edward Smith                              Name:    John J. Kelley
     -------------------------                              ------------------

Title:                                             Title:   President
      -----------------------                               ------------

WILMINGTON TRUST COMPANY

By:      /s/ Joseph M. Fahey, Jr.
   ------------------------------

Name:    Joseph M. Fahey, Jr.

Title:   Vice President